EXHIBIT 99.1

Prestige Brands Holdings, Inc. Announces Appointment of

Matthew Mannelly as Chief Executive Officer

Also Announces Completion of 10% Staff Reduction

Confirms September Quarter Revenues on Target

Irvington, NY, September 3, 2009 — Prestige Brands Holdings, Inc. (NYSE-PBH) today announced the appointment of Matthew Mannelly as its President and Chief Executive Officer and his election to the Company’s Board of Directors.  Mr. Mannelly will begin his duties on Thursday, September 3, 2009.

Mr. Mannelly comes to Prestige Brands with extensive experience in packaged goods, sports, fitness, and apparel for world class consumer brand names including Cannondale®, Nike®, Quaker Oats®, Gatorade® and the U.S. Olympic Committee.

 “We are pleased to welcome Matt, who brings an impressive portfolio of industry experience and brand building success to our team,” said Gary Costley, Prestige’s Lead Director. “We are confident in Matt’s abilities to grow our business and drive profitable and disciplined growth for our company in the years to come.”

The Company confirmed that Mark Pettie, formerly the Company’s Chairman and Chief Executive Officer, had left the Company effective September 2, 2009. Mr. Costley indicated that Mr. Pettie’s resignation followed recent discussions with the Board regarding Mr. Pettie’s and the Board’s divergent views about the Company’s strategic direction during the current economic climate, following which Mr. Pettie decided to step down from his posts. “We thank Mark for his contributions during his tenure with our company,” Mr. Costley continued.  “We wish him well in his future endeavors.”

Prestige also announced today the completion of a staff reduction program which has eliminated approximately 10% of the Company’s workforce and is expected to deliver approximately $2 million in ongoing annual cost reductions.  Included in the final phase of this across-the-board staff reduction program were a number of senior-level positions including a Chief Marketing Officer, VP-Human Resources, and Controller.  “We believe that these staff reductions, while painful from a personal standpoint, will result in a more efficient organization in the future” continued Mr. Costley.

Finally, the Company announced that revenues for the July-August period were on target with internal expectations.

About Prestige Brands Holdings, Inc.

Based in Irvington, New York, Prestige Brands Holdings, Inc. is a marketer and distributor of brand name over-the-counter healthcare, personal care and household cleaning products sold throughout the U.S., Canada, and in certain international markets.  Key brands include Compound W® wart remover, Chloraseptic® sore throat treatments, New-Skin® liquid bandage, Clear Eyes® and Murine® eye and ear care products, Little Remedies® pediatric over-the-counter products, The Doctor’s®

NightGuard™ dental protector, Cutex® nail polish remover, Comet® and Spic and Span® household cleaners, and other well-known brands.

Forward-Looking Statements
Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe, “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding the statements regarding expected savings resulting from the reported staff reductions. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors, including the uncertain economic environment and future corporate needs.  A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K and other periodic and other reports filed with the Securities and Exchange Commission.

Contact: Dean Siegal
914-524-6819